Exhibit 5.1
[Letterhead of Skadden, Arps, Slate, Meagher & Flom  LLP]

February 6, 2006
NRG Energy, Inc.
211 Carnegie Center
Princeton, NJ 08540

Re:	NRG Energy, Inc. Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to NRG Energy, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed on December 21, 2005 by the Company and the Subsidiary Guarantors (as defined below) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (i) senior or subordinated debt securities, which may be secured or unsecured, in one or more series (the “Debt Securities”), to be issued under an Indenture, dated as of February 2, 2006 (the “Indenture”), between the Company and Law Debenture Trust Company of New York, as trustee (the “Trustee”), including (a) $1,200,000,000 aggregate principal amount of the Company’s 7.250% Senior Notes due 2014 issued under the Indenture, as supplemented by the First Supplemental Indenture, dated as of February 2, 2006, among the Company, the Trustee and the Subsidiary Guarantors (the “First Supplemental Indenture”) and (b) $2,400,000,000 aggregate principal amount of the Company’s 7.375% Senior Notes due 2016 (together, the “Offered Debt Securities”) issued under the Indenture, as supplemented by the Second Supplemental Indenture, dated as of February 2, 2006, among the Company, the Trustee and the Subsidiary Guarantors (the “Second Supplemental Indenture” and, together with the First Supplemental Indenture, the “Supplemental Indentures”); (ii) guarantees of the Debt Securities (the “Subsidiary Guarantees”) by subsidiaries of the Company, including guarantees of the Offered Debt Securities (the “Offered Subsidiary Guarantees”) by the subsidiaries of the Company incorporated or formed pursuant to the laws of the States of Delaware or California and listed on Schedule I hereto (the “DE/CA Guarantors”) and the subsidiaries of the Company listed on Schedule II hereto (the “Non-DE/CA Guarantors” and, together with

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February 6, 2006

the DE/CA Guarantors, the “Subsidiary Guarantors”), (iii) shares of preferred stock, $0.01 par value per share, of the Company (the “Preferred Stock”), in one or more series, including 2,000,000 shares of the Company’s 5.75% Mandatory Convertible Preferred Stock, par value $0.01 per share, issued by the Company on February 2, 2006 (the “Offered Preferred Stock”); (iv) shares of common stock, $0.01 par value per share, of the Company (“Common Stock”), including 20,855,057 shares of Common Stock issued by the Company on January 31, 2006 (the “Offered Common Stock”); and (v) such indeterminate amount of Debt Securities and number of shares of Common Stock or Preferred Stock as may be issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering. The Debt Securities, the Subsidiary Guarantees, the Preferred Stock and the Common Stock are collectively referred to herein as the “Securities.” The Offered Debt Securities were sold pursuant to an Underwriting Agreement, dated January 26, 2006 (the “Debt Underwriting Agreement”), among the Company, the Subsidiary Guarantors and Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc., as representatives (the “Representatives”) of the several Underwriters named on Schedule I therein. The Offered Preferred Stock was sold pursuant to an Underwriting Agreement, dated January 25, 2006 (the “Preferred Stock Underwriting Agreement”), between the Company and the Representatives. The Offered Common Stock was sold pursuant to an Underwriting Agreement, dated January 25, 2006 (the “Common Stock Underwriting Agreement” and, together with the Debt Underwriting Agreement and the Preferred Stock Underwriting Agreement, the “Underwriting Agreements”), between the Company and the Representatives.
     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
(i)	the Registration Statement relating to the Securities;

(ii)	the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof and as certified by the Secretary of State of the State of Delaware (the “Certificate of Incorporation”);

(iii)	the Amended and Restated Bylaws of the Company, as currently in effect and as certified by the Secretary of the Company (the “Bylaws”);

(iv)	(a) the certificate of incorporation and the by-laws of each of the DE/CA Guarantors that are corporations, and (b) the certificates of formation, the limited liability company agreements, partnership agreements or operating

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February 6, 2006

agreements of each of the DE/CA Guarantors that are limited liability companies or limited partnerships, as applicable;
(v)	the Indenture;

(vi)	the Supplemental Indentures;

(vii)	resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the “Board of Directors”) or committees thereof relating to the registration of the Securities and related matters;

(viii)	certain resolutions adopted by the board of directors, general partners or managers, as applicable, of each of the DE/CA Guarantors relating to the registration of the Offered Debt Securities, Offered Subsidiary Guarantees and related matters;

(ix)	a specimen certificate evidencing the Common Stock;

(x)	a certificate evidencing the Offered Preferred Stock;

(xi)	the global certificates evidencing Offered Debt Securities;

(xi)	the Underwriting Agreements; and

(xii)	the certificate of designation relating to the Offered Preferred Stock.
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Subsidiary Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Subsidiary Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others and of public officials. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company and the DE/CA Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such

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February 6, 2006

documents, and, as to parties other than the Company and the DE/CA Guarantors, the validity and binding effect thereof on such parties. We have assumed that any Debt Securities, other than the Offered Debt Securities, that may be issued will be issued in a form that complies with the Indenture and will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. We have also assumed that each of the Non-DE/CA Guarantors has been duly organized and is validly existing in good standing under the laws of the their respective jurisdiction of organization. In addition, we have also assumed that the terms of the Securities will have been established so as not to, and the terms of the Offered Debt Securities, the Offered Preferred Stock and the Offered Common Stock have been established so as not to, and that the execution and delivery by the Company and the Subsidiary Guarantors of, and the performance of their obligations under, the Indenture, the Supplemental Indentures and the Securities, will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of the Subsidiary Guarantors is subject, (ii) any law, rule or regulation to which the Company or any of the Subsidiary Guarantors is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. We have also assumed that (i) the stock certificates evidencing the Preferred Stock to be issued by the Company (other than the Offered Preferred Stock) will be in a form that complies with, and the terms of such Preferred Stock will be duly established in accordance with, the Delaware General Corporation Law (the “DGCL”), and (ii) the stock certificate evidencing any Common Stock issued by the Company (other than the Offered Common Stock) will conform to the specimen certificate examined by us and will be duly executed and delivered.
     Our opinions set forth below are limited to the corporate laws of the State of Delaware and those laws of the State of California and the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.
     Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:
1.	With respect to any series of Debt Securities offered by the Company, other than with respect to the Offered Debt Securities, when (i) an appropriate prospectus

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supplement or term sheet with respect to the Debt Securities offered by the Company has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (ii) if the Debt Securities offered by the Company are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to such Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Debt Securities offered by the Company and related matters; (iv) a supplemental indenture in respect of such Debt Securities has been duly executed and delivered by each party thereto; (v) the terms of the Debt Securities offered by the Company and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities; and (vi) the Debt Securities offered by the Company have been issued in a form that complies with the Indenture and have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Debt Securities offered by the Company (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock), when issued and sold in accordance with the Indenture, any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture or Debt Securities offered by the Company that may be unenforceable, (e) requirements that a claim with respect to any Debt Securities offered by the Company denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

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February 6, 2006

2.	The Offered Debt Securities are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies and (d) the waivers of any usury defense contained in the Indenture or Offered Debt Securities that may be unenforceable.

3.	With respect to the shares of any series of Preferred Stock offered by the Company, other than with respect to the Offered Preferred Stock, when (i) an appropriate prospectus supplement or term sheet with respect to the shares of the Preferred Stock offered by the Company has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (ii) if the Preferred Stock offered by the Company is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of such Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Preferred Stock offered by the Company, the consideration to be received therefor and related matters, including the adoption of a certificate of designations to the Certificate of Incorporation for such Preferred Stock (the “Certificate of Designation”) in accordance with the applicable provisions of the DGCL; (iv) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (v) the terms of the Preferred Stock offered by the Company and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to such Preferred Stock, and the Bylaws of the Company; and (vi) certificates in the form required under the DGCL representing the shares of the Preferred Stock offered by the Company are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Preferred Stock offered by the Company (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.

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February 6, 2006

4.	The shares of the Offered Preferred Stock are duly authorized, validly issued, fully paid and nonassessable.

5.	With respect to any offering of Common Stock by the Company, other than with respect to the Offered Common Stock, when (i) an appropriate prospectus supplement or term sheet with respect to the Common Stock offered by the Company has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (ii) if the Common Stock offered by the Company is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to such Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Common Stock offered by the Company, the consideration to be received therefor and related matters; (iv) the terms of the issuance and sale of the Common Stock offered by the Company have been duly established in conformity with the Certificate of Incorporation and the Bylaws; and (v) certificates in the form required under the DGCL representing the shares of Common Stock offered by the Company are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Common Stock offered by the Company (including any Common Stock duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock), when issued and sold in accordance with the applicable underwriting agreement with respect to the Common Stock offered by the Company or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

6.	The shares of Offered Common Stock are duly authorized, validly issued, fully paid and nonassessable.

7.	With respect to any Subsidiary Guarantee offered by any Subsidiary Guarantor of Debt Securities offered by the Company, other than with respect to the Offered Subsidiary Guarantees, when (i) an appropriate prospectus supplement or term sheet with respect to the Subsidiary Guarantee has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (ii) if the Subsidiary Guarantee is to be issued pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Subsidiary Guarantee has been duly authorized, executed and delivered by the such Subsidiary Guarantor and the other parties thereto; (iv) all necessary entity action, including any required action by such Subsidiary Guarantor’s board of directors, general partners or managers, as applicable, or any authorized

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February 6, 2006

committee thereof, or other action has been taken by such Subsidiary Guarantor to approve the issuance and terms of the Subsidiary Guarantee and related matters; (v) any supplemental indenture in respect of such Subsidiary Guarantee has been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Subsidiary Guarantee and of its issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Subsidiary Guarantee; and (vii) the Subsidiary Guarantee has been duly executed, delivered and countersigned in accordance with the provisions of the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Subsidiary Guarantee and duly issued in accordance with the applicable Indenture, any supplemental indenture to be entered into in connection with the issuance of such Subsidiary Guarantee and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, the Subsidiary Guarantee will be a valid and binding obligation of the Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) public policy considerations which may limit the rights of parties to obtain remedies.

8.	The Offered Subsidiary Guarantees are valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) public policy considerations which may limit the rights of parties to obtain remedies.

NRG Energy, Inc.
February 6, 2006

          We hereby consent to the filing of this opinion with the Commission as exhibit 5.1 to the Current Report on Form 8-K, dated the date hereof. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.
Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule I
Arthur Kill Power LLC
Astoria Gas Turbine Power LLC
Berrians I Gas Turbine Power LLC
Big Cajun II Unit 4 LLC
Capistrano Cogeneration Company
Commonwealth Atlantic Power LLC
Conemaugh Power LLC
Connecticut Jet Power LLC
Devon Power LLC
Dunkirk Power LLC
Eastern Sierra Energy Company
Hanover Energy Company
Huntley Power LLC
Indian River Operations Inc.
Indian River Power LLC
James River Power LLC
Kaufman Cogen LP
Keystone Power LLC
Louisiana Generating LLC
Middletown Power LLC
Montville Power LLC
NEO California Power LLC
NEO Chester-Gen LLC
NEO Freehold-Gen LLC
NEO Landfill Gas Holdings Inc.
NEO Power Services Inc.
Norwalk Power LLC
NRG Affiliate Services Inc.
NRG Arthur Kill Operations Inc.
NRG Asia-Pacific, Ltd.
NRG Astoria Gas Turbine Operations Inc.
NRG Bayou Cove LLC
NRG Cabrillo Power Operations Inc.
NRG Cadillac Operations Inc.
NRG California Peaker Operations LLC
NRG Connecticut Affiliate Services Inc.
NRG Devon Operations Inc.
NRG Dunkirk Operations Inc.
NRG El Segundo Operations Inc.
NRG Huntley Operations Inc.
NRG International LLC
NRG Kaufman LLC
NRG Mesquite LLC
NRG MidAtlantic Affiliate Services Inc.
NRG Middletown Operations Inc.
NRG Montville Operations Inc.
NRG New Jersey Energy Sales LLC
NRG New Roads Holdings LLC
NRG North Central Operations Inc.
NRG Northeast Affiliate Services Inc.
NRG Norwalk Harbor Operations Inc.
NRG Operating Services, Inc.
NRG Oswego Harbor Power Operations Inc.
NRG Power Marketing Inc.
NRG Rocky Road LLC
NRG Saguaro Operations Inc.
NRG South Central Affiliate Services Inc.
NRG South Central Generating LLC
NRG South Central Operations Inc.
NRG West Coast LLC
NRG Western Affiliate Services Inc.
Oswego Harbor Power LLC
Saguaro Power LLC
Somerset Operations Inc.
Somerset Power LLC
Vienna Operations Inc.
Vienna Power LLC

Schedule II
Chickahominy River Energy Corp.
NEO Corporation